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EXHIBIT 99 (a)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Westinghouse Savings Program (the "Plan") on Form 11-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission (the "Report"), I, William Roskin, member of the Retirement Committee of the Plan, the plan administrator of the Plan, certify that to my knowledge:

  1.
  the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  the information contained in the Report fairly presents, in all material respects, net assets available for benefits and changes in net assets available for benefits of the Plan.

/s/ William Roskin

William Roskin
June 26, 2003

A signed original of this written statement required by Section 906 has been provided to Viacom Inc. and will be retained by Viacom Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

E-2

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002